UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2008

MASSBANK Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-15137	04-2930382
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

123 Haven Street, Reading, Massachusetts 01867

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 662-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 4, 2008 MASSBANK Corp. (the “Corporation”) announced that in discussions had in a conference before the Delaware Court of Chancery, in connection with the lawsuit filed by Seidman and Associates, LLC (“SAL”) against the Company and its directors, challenging the validity of Article II Section 2A of the Corporation’s bylaws, the Board of Directors agreed to postpone the Annual Meeting of Stockholders until Monday, July 14, 2008, to permit the Court adequate time to conduct a full hearing on the merits of SAL’s challenge to the bylaw. The parties also agreed to the schedule for the litigation. The Corporation will announce at a later time the time and place of the meeting and the record date for shareholders entitled to vote at the meeting.

MASSBANK Corp. (the “Corporation”) will file a proxy statement in connection with its 2008 annual meeting of stockholders. STOCKHOLDERS OF THE CORPORATION ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the Securities and Exchange Commission (“SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Corporation’s Internet website at www.massbank.com. The Corporation and its directors may be deemed to be participants in the solicitation of proxies. Information concerning these participants is found in the Corporation’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on March 16, 2007, and will be set forth in the proxy statement for its 2008 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MASSBANK Corp.

Dated: March 5, 2008

By:  /s/    Reginald E. Cormier

        Name:  Reginald E. Cormier

        Title:    Senior Vice President, Treasurer

                     and Chief Financial Officer